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                                                                 EXHIBIT 23(f)











               CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED


         We hereby consent to the summarization of our fairness opinion letter and references to our firm under the caption "THE MERGER - Opinions of Financial Advisors - CFC" and to the inclusion of such letter as an exhibit to the Prospectus / Joint Proxy Statement which is part of this Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities and Exchange Commission promulgated thereunder.


STIFEL, NICOLAUS & COMPANY, INCORPORATED



By:      /s/ Rick E. Maples
         -------------------
         Rick E. Maples
         Senior Vice President



June 7, 1996